EXHIBIT 99.1

McGrath RentCorp Announces Results for First Quarter 2020

LIVERMORE, Calif., April 29, 2020 (GLOBE NEWSWIRE) -- McGrath RentCorp (NASDAQ: MGRC) (the “Company”), a diversified business-to-business rental company, today announced total revenues for the quarter ended March 31, 2020 of $129.5 million, an increase of 6%, compared to the first quarter of 2019.  The Company reported net income of $20.2 million, or $0.81 per diluted share, for the first quarter of 2020, compared to net income of $18.4 million, or $0.75 per diluted share, for the first quarter of 2019.

FIRST QUARTER 2020 COMPANY HIGHLIGHTS:

  Income from operations increased 9% year-over-year to $29.7 million.
  Rental revenues increased 8% year-over-year to $89.5 million.
  Adjusted EBITDA1 increased 10% year-over-year to $54.9 million.
  Dividend rate increased 12% year-over-year to $0.42 per share for the first quarter of 2020.  On an annualized basis, this dividend represents a 3.0% yield on the April 28, 2020 close price of $55.69 per share.

Joe Hanna, President and CEO of McGrath RentCorp, made the following comments regarding these results and future expectations:

“Since our last quarterly update in late February, we have seen a significant shift in our operating environment.  We have transitioned from the generally positive and stable conditions for our businesses, which prevailed for the majority of the first quarter, to current conditions of higher uncertainty, disruption and more difficult operating environment overall related to the COVID-19 pandemic.

In the rapidly changing operating environment, we have moved quickly to keep our employees safe, support our customers as they continue to operate, and protect long-term stakeholder value.  The health and safety of our team members has been paramount.  We have taken significant steps to ensure we are operating safely, consistent with national and local guidelines, while maintaining business continuity across the country for our customer-facing and production team members, as well as support staff.

We were pleased with our start to 2020, completing a successful first quarter of top and bottom line growth.  Our first quarter companywide rental revenues grew 8% and operating income grew 9% as we kicked off the year with good business momentum.  Standout performers were Mobile Modular with continued strength in both classroom and commercial rentals and TRS-RenTelco with growth in both general purpose and communications customer segments.  We saw fewer rental opportunities at Adler compared to a year ago, as demand conditions continued to be soft.

Entering the second quarter, we have experienced varying degrees of weakening demand across our business segments and geographic regions as customers adjust to COVID-19 conditions.  Due to the current circumstances, our ability to see into the future is very limited at this time, and the prolonged impact of COVID-19 conditions on the US economy and our business is unknown.

We have an engaged and dedicated employee team, many long-term customer relationships, and a solid financial foundation, all of which I believe will help us successfully navigate through the current uncertainty until more normal conditions return.”

DIVISION HIGHLIGHTS:

All comparisons presented below are for the quarter ended March 31, 2020 to the quarter ended March 31, 2019 unless otherwise indicated.

MOBILE MODULAR

For the first quarter of 2020, the Company’s Mobile Modular division reported income from operations of $19.4 million, an increase of $3.9 million, or 25%.  Rental revenues increased 12% to $47.4 million, depreciation expense increased 5% to $5.7 million and other direct costs were comparable at $12.6 million, which resulted in an increase in gross profit on rental revenues of 20% to $29.1 million.  The rental revenue growth came from both commercial and education markets.  Rental related services revenues increased 25% to $18.1 million, with associated gross profit increasing 35% to $4.8 million.  Sales revenues decreased 9% to $7.3 million and gross margin on sales increased to 35% from 34%, resulting in a 7% decrease in gross profit on sales revenues to $2.6 million.  Selling and administrative expenses increased 13% to $17.4 million, primarily due to higher allocated corporate expenses and increased headcount, salaries and employee benefit costs.

TRS-RENTELCO

For the first quarter of 2020, the Company’s TRS-RenTelco division reported income from operations of $8.4 million, an increase of $0.7 million, or 9%.  Rental revenues increased 17% to $27.5 million, depreciation expense increased 24% to $11.8 million and other direct costs increased 7% to $4.4 million, which resulted in a 13% increase in gross profit on rental revenues to $11.3 million.  The rental revenue growth came from both general purpose and communications test equipment market.  Sales revenues decreased 11% to $5.1 million.  Gross margin on sales was comparable at 52%, resulting in a 11% decrease in gross profit on sales revenues to $2.7 million.  Selling and administrative expenses increased 7% to $6.4 million, primarily due to higher allocated corporate expenses.

ADLER TANKS

For the first quarter of 2020, the Company’s Adler Tanks division reported income from operations of $2.7 million, a decrease of $1.7 million, or 38%.  Rental revenues decreased 13% to $14.6 million, depreciation expense increased 3% to $4.1 million and other direct costs decreased 18% to $2.5 million, which resulted in a 19% decrease in gross profit on rental revenues to $8.0 million.  The rental revenue decrease was across five of our six end markets.  Rental related services revenues decreased 12% to $5.5 million, with gross profit on rental related services decreasing 13% to $1.3 million.  Selling and administrative expenses decreased 4% to $6.8 million, primarily due to decreased allocated corporate expenses and decreased salaries and employee benefit costs.

FINANCIAL OUTLOOK:

Given the economic uncertainty and rapidly-evolving circumstances related to the COVID-19 pandemic, the company is withdrawing its previously issued 2020 guidance and is not providing an updated outlook at this time.

1.	Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs and share-based compensation. A reconciliation of actual net income to Adjusted EBITDA and Adjusted EBITDA to net cash provided by operating activities can be found at the end of this release.

ABOUT MCGRATH RENTCORP:

Founded in 1979, McGrath RentCorp (Nasdaq: MGRC) is a diversified business-to-business rental company providing modular buildings, electronic test equipment, portable storage and tank containment solutions across the United States and other select North American regions.  The Company’s rental operations consist of four divisions: Mobile Modular rents and sells modular buildings to fulfill customers’ temporary and permanent classroom and office space needs; TRS-RenTelco rents and sells electronic test equipment; Adler Tank Rentals rents and sells containment solutions for hazardous and nonhazardous liquids and solids; and Mobile Modular Portable Storage provides portable storage rental solutions.  For more information on McGrath RentCorp and its operating units, please visit our websites:

Corporate – www.mgrc.com
Modular Buildings – www.mobilemodular.com
Electronic Test Equipment – www.trsrentelco.com
Tanks and Boxes – www.adlertankrentals.com
Portable Storage – www.mobilemodularcontainers.com
School Facilities Manufacturing – www.enviroplex.com

You should read this press release in conjunction with the financial statements and notes thereto included in the Company’s latest Forms 10-K, 10-Q and other SEC filings.  You can visit the Company’s web site at www.mgrc.com to access information on McGrath RentCorp, including the latest Forms 10-K, 10-Q and other SEC filings.

CONFERENCE CALL NOTE:

As previously announced in its press release of April 8, 2020, McGrath RentCorp will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on April 29, 2020 to discuss the first quarter 2020 results.  To participate in the teleconference, dial 1-844-707-0666 (in the U.S.), or 1-703-639-1220 (outside the U.S.), or to listen only, access the simultaneous webcast at the investor relations section of the Company’s website at https://investors.mgrc.com/.  A replay will be available for 7 days following the call by dialing 1-855-859-2056 (in the U.S.), or 1-404-537-3406 (outside the U.S.).  The pass code for the conference call replay is 5964269.  In addition, a live audio webcast and replay of the call may be found in the investor relations section of the Company’s website at https://investors.mgrc.com/events-and-presentations.

FORWARD-LOOKING STATEMENTS:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements, other than statements of historical facts, regarding McGrath RentCorp’s expectations, strategies, prospects or targets are forward looking statements.  These forward-looking statements also can be identified by the use of forward-looking terminology such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “plan,” “predict,” “project,” or “will,” or the negative of these terms or other comparable terminology.  In particular, Mr. Hanna’s comments on the Company’s inability to see into the future, or the prolonged impact of the COVID-19 pandemic on the US economy and its business and the Company’s belief of successfully navigating through the current uncertainty until more normal conditions return, as well as the statement regarding the full year 2020 outlook in the “Financial Outlook” section, are forward-looking.

These forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties that could cause our actual results to differ materially from those projected including: the duration of the COVID-19 pandemic, the extent and length of the shelter-in and other restrictions associated with COVID-19 pandemic, the health of the education and commercial markets in our modular building division; the activity levels in the general purpose and communications test equipment markets at TRS-RenTelco; the utilization levels and rental rates of our Adler Tanks liquid and sold containment tank and box rental assets; continued execution of our performance improvement initiatives; and our ability to effectively manage our rental assets, as well as the factors disclosed under “Risk Factors” in the Company’s Form 10-K and other SEC filings.

Forward-looking statements are made only as of the date hereof.  Except as otherwise required by law, we assume no obligation to update any of the forward-looking statements contained in this press release.

MCGRATH RENTCORP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended March 31,
(in thousands, except per share amounts)	2020	2019
Revenues
Rental	$89,506	$82,696
Rental related services	24,511	21,455
Rental operations	114,017	104,151
Sales	14,366	16,825
Other	1,070	1,032
Total revenues	129,453	122,008
Costs and Expenses
Direct costs of rental operations:
Depreciation of rental equipment	21,638	18,961
Rental related services	18,263	16,363
Other	19,453	19,733
Total direct costs of rental operations	59,354	55,057
Costs of sales	8,443	9,946
Total costs of revenues	67,797	65,003
Gross profit	61,656	57,005
Selling and administrative expenses	31,954	29,695
Income from operations	29,702	27,310
Other income (expense):
Interest expense	(2,652)	(3,108)
Foreign currency exchange (loss) gain	(436)	49
Income before provision for income taxes	26,614	24,251
Provision for income taxes	6,455	5,802
Net income	$20,159	$18,449
Earnings per share:
Basic	$0.83	$0.76
Diluted	$0.81	$0.75
Shares used in per share calculation:
Basic	24,292	24,195
Diluted	24,738	24,540
Cash dividends declared per share	$0.420	$0.375

MCGRATH RENTCORP
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31,	December 31,
(in thousands)	2020	2019
Assets
Cash	$342	$2,342
Accounts receivable, net of allowance for doubtful accounts of $2,200 in 2020 and $1,883 in 2019	125,834	128,099
Rental equipment, at cost:
Relocatable modular buildings	883,076	868,807
Electronic test equipment	341,841	335,343
Liquid and solid containment tanks and boxes	315,581	316,261
	1,540,498	1,520,411
Less accumulated depreciation	(564,789)	(552,911)
Rental equipment, net	975,709	967,500
Property, plant and equipment, net	132,075	131,047
Prepaid expenses and other assets	44,993	45,356
Intangible assets, net	7,279	7,334
Goodwill	28,197	28,197
Total assets	$1,314,429	$1,309,875
Liabilities and Shareholders' Equity
Liabilities:
Notes payable	$291,544	$293,431
Accounts payable and accrued liabilities	104,005	109,174
Deferred income	61,907	54,964
Deferred income taxes, net	219,369	218,270
Total liabilities	676,825	675,839
Shareholders’ equity:
Common stock, no par value - Authorized 40,000 shares
Issued and outstanding - 24,182 shares as of March 31, 2020 and 24,296 shares as of December 31, 2019	106,957	106,360
Retained earnings	530,559	527,746
Accumulated other comprehensive loss	88	(70)
Total shareholders’ equity	637,604	634,036
Total liabilities and shareholders’ equity	$1,314,429	$1,309,875

MCGRATH RENTCORP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended March 31,
(in thousands)	2020	2019
Cash Flows from Operating Activities:
Net income	$20,159	$18,449
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,862	21,100
Provision for doubtful accounts	552	156
Share-based compensation	1,723	1,392
Gain on sale of used rental equipment	(4,788)	(4,615)
Foreign currency exchange loss (gain)	436	(49)
Amortization of debt issuance costs	3	3
Change in:
Accounts receivable	1,713	1,457
Prepaid expenses and other assets	363	(11,520)
Accounts payable and accrued liabilities	(6,383)	9,948
Deferred income	6,943	8,478
Deferred income taxes	1,099	1,707
Net cash provided by operating activities	45,682	46,506
Cash Flows from Investing Activities:
Purchases of rental equipment	(35,374)	(34,132)
Purchases of property, plant and equipment	(3,196)	(2,753)
Proceeds from sales of used rental equipment	10,356	9,233
Net cash used in investing activities	(28,214)	(27,652)
Cash Flows from Financing Activities:
Net repayment under bank lines of credit	(1,890)	(9,103)
Repurchase of common stock	(7,852)	—
Taxes paid related to net share settlement of stock awards	(401)	(1,555)
Payment of dividends	(9,369)	(8,248)
Net cash used in financing activities	(19,512)	(18,906)
Effect of foreign currency exchange rate changes on cash	44	(14)
Net decrease in cash	(2,000)	(66)
Cash balance, beginning of period	2,342	1,508
Cash balance, end of period	$342	$1,442
Supplemental Disclosure of Cash Flow Information:
Interest paid, during the period	$2,859	$2,828
Net income taxes paid, during the period	$363	$710
Dividends accrued during the period, not yet paid	$10,218	$9,088
Rental equipment acquisitions, not yet paid	$6,537	$11,004

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended March 31, 2020
(dollar amounts in thousands)	Mobile Modular	TRS-RenTelco	Adler Tanks	Enviroplex	Consolidated
Revenues
Rental	$47,410	$27,536	$14,560	$—	$89,506
Rental related services	18,144	826	5,541	—	24,511
Rental operations	65,554	28,362	20,101	—	114,017
Sales	7,256	5,109	498	1,503	14,366
Other	388	592	90	—	1,070
Total revenues	73,198	34,063	20,689	1,503	129,453

Costs and Expenses
Direct costs of rental operations:
Depreciation	5,669	11,832	4,137	—	21,638
Rental related services	13,350	646	4,267	—	18,263
Other	12,617	4,380	2,456	—	19,453
Total direct costs of rental operations	31,636	16,858	10,860	—	59,354
Costs of sales	4,703	2,448	320	972	8,443
Total costs of revenues	36,339	19,306	11,180	972	67,797

Gross Profit
Rental	29,124	11,324	7,967	—	48,415
Rental related services	4,794	180	1,274	—	6,248
Rental operations	33,918	11,504	9,241	—	54,663
Sales	2,553	2,661	178	531	5,923
Other	388	592	90	—	1,070
Total gross profit	36,859	14,757	9,509	531	61,656
Selling and administrative expenses	17,418	6,361	6,824	1,351	31,954
Income (loss) from operations	$19,441	$8,396	$2,685	$(820)	$29,702
Interest expense					(2,652)
Foreign currency exchange loss					(436)
Provision for income taxes					(6,455)
Net income					$20,159

Other Information
Average rental equipment [1]	$815,686	$337,907	$314,812
Average monthly total yield [2]	1.94%	2.72%	1.54%
Average utilization [3]	78.7%	65.3%	47.8%
Average monthly rental rate [4]	2.46%	4.16%	3.23%

1. Average rental equipment represents the cost of rental equipment excluding accessory equipment.  For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
2. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
3. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
4. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended March 31, 2019
(dollar amounts in thousands)	Mobile Modular	TRS-RenTelco	Adler Tanks	Enviroplex	Consolidated
Revenues
Rental	$42,261	$23,623	$16,812	$—	$82,696
Rental related services	14,471	708	6,276	—	21,455
Rental operations	56,732	24,331	23,088	—	104,151
Sales	8,000	5,750	270	2,805	16,825
Other	360	595	77	—	1,032
Total revenues	65,092	30,676	23,435	2,805	122,008

Costs and Expenses
Direct costs of rental operations:
Depreciation	5,408	9,520	4,033	—	18,961
Rental related services	10,927	627	4,809	—	16,363
Other	12,635	4,100	2,998	—	19,733
Total direct costs of rental operations	28,970	14,247	11,840	—	55,057
Costs of sales	5,243	2,762	172	1,769	9,946
Total costs of revenues	34,213	17,009	12,012	1,769	65,003

Gross Profit
Rental	24,218	10,003	9,781	—	44,002
Rental related services	3,544	81	1,467	—	5,092
Rental operations	27,762	10,084	11,248	—	49,094
Sales	2,757	2,988	98	1,036	6,879
Other	360	595	77	—	1,032
Total gross profit	30,879	13,667	11,423	1,036	57,005
Selling and administrative expenses	15,370	5,970	7,080	1,275	29,695
Income (loss) from operations	$15,509	$7,697	$4,343	$(239)	27,310
Interest expense					(3,108)
Foreign currency exchange gain					49
Provision for income taxes					(5,802)
Net income					$18,449

Other Information
Average rental equipment [1]	$778,323	$284,350	$312,591
Average monthly total yield [2]	1.81%	2.77%	1.79%
Average utilization [3]	78.8%	64.3%	57.3%
Average monthly rental rate [4]	2.30%	4.31%	3.13%

1. Average rental equipment represents the cost of rental equipment excluding accessory equipment.  For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
2. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
3. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
4. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

Reconciliation of Adjusted EBITDA to the most directly comparable GAAP measures

To supplement the Company’s financial data presented on a basis consistent with accounting principles generally accepted in the United States of America (“GAAP”), the Company presents “Adjusted EBITDA”, which is defined by the Company as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs and share-based compensation.  The Company presents Adjusted EBITDA as a financial measure as management believes it provides useful information to investors regarding the Company’s liquidity and financial condition and because management, as well as the Company’s lenders, use this measure in evaluating the performance of the Company.

Management uses Adjusted EBITDA as a supplement to GAAP measures to further evaluate the Company’s period-to-period operating performance, compliance with financial covenants in the Company’s revolving lines of credit and senior notes and the Company’s ability to meet future capital expenditure and working capital requirements.  Management believes the exclusion of non-cash charges, including share-based compensation, is useful in measuring the Company’s cash available for operations and performance of the Company.  Because management finds Adjusted EBITDA useful, the Company believes its investors will also find Adjusted EBITDA useful in evaluating the Company’s performance.

Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with GAAP or as a measure of the Company’s profitability or liquidity. Adjusted EBITDA is not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. Unlike EBITDA, which may be used by other companies or investors, Adjusted EBITDA does not include share-based compensation charges.  The Company believes that Adjusted EBITDA is of limited use in that it does not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and does not accurately reflect real cash flow.  In addition, other companies may not use Adjusted EBITDA or may use other non-GAAP measures, limiting the usefulness of Adjusted EBITDA for purposes of comparison. The Company’s presentation of Adjusted EBITDA should not be construed as an inference that the Company will not incur expenses that are the same as or similar to the adjustments in this presentation. Therefore, Adjusted EBITDA should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company compensates for the limitations of Adjusted EBITDA by relying upon GAAP results to gain a complete picture of the Company’s performance.  Because Adjusted EBITDA is a non-GAAP financial measure as defined by the SEC, the Company includes in the tables below reconciliations of Adjusted EBITDA to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Reconciliation of Net Income to Adjusted EBITDA

(dollar amounts in thousands)	Three Months Ended March 31,		Twelve Months Ended March 31,
	2020	2019	2020	2019
Net income	$20,159	$18,449	$98,516	$83,389
Provision for income taxes	6,455	5,802	32,972	26,539
Interest expense	2,652	3,108	11,875	12,413
Depreciation and amortization	23,862	21,100	92,238	83,147
EBITDA	53,128	48,459	235,601	205,488
Share-based compensation	1,723	1,392	6,223	4,639
Adjusted EBITDA [1]	$54,851	$49,851	$241,824	$210,127
Adjusted EBITDA margin [2]	42%	41%	42%	41%

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

(dollar amounts in thousands)	Three Months Ended March 31,		Twelve Months Ended March 31,
	2020	2019	2020	2019
Adjusted EBITDA [1]	$54,851	$49,851	$241,824	$210,127
Interest paid	(2,859)	(2,828)	(12,506)	(12,889)
Income taxes paid, net of refunds received	(363)	(710)	(17,181)	(17,295)
Gain on sale of used rental equipment	(4,788)	(4,615)	(21,482)	(20,326)
Foreign currency exchange loss (gain)	436	(49)	401	408
Amortization of debt issuance cost	3	3	11	10
Change in certain assets and liabilities:
Accounts receivable, net	2,265	1,613	(5,658)	(21,311)
Prepaid expenses and other assets	363	(11,520)	(1,647)	(17,568)
Accounts payable and other liabilities	(11,169)	6,283	(195)	17,412
Deferred income	6,943	8,478	3,603	19,453
Net cash provided by operating activities	$45,682	$46,506	$187,170	$158,021

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs and share-based compensation.
2. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenues for the period.

FOR INFORMATION CONTACT:
Keith E. Pratt
EVP & Chief Financial Officer
925-606-9200